Conveyancing Agreement

This Conveyancing Agreement (this "Agreement") is entered into by and between the following parties in Taiyuan, Shanxi Province of the People's Republic of China (the "PRC") on November _____, 2005:

Puda Resources Group Co., Ltd, a corporation established and validly exists under the law of the PRC, with its principal address at No.426 of Xuefu Street of Tanyan, Shanxi Province (the "Party A"); and

Shanxi Puda Resources Co., Ltd, a company duly incorporated and existing in accordance with the laws of PRC having its principal office at No.426 of Xuefu Street of Tanyan, Shanxi Province (the "Party B").

(Collectively, "Parties"; individually, a "Party").

RECITALS

WHEREAS, Party A owns the land use right, plant and equipment for coal washing as listed in the Appendix A ("Land, Plant and Equipment");

WHEREAS, Party B is engaged in the business of coal washing, processing and selling of refined coal;

WHEREAS, Party A agrees to convey to Party B, and Party B agrees to accept the aforesaid Land, Plant and Equipment under the terms and conditions of this Agreement;

NOW THEREFORE, in accordance with the mutual covenants and premises contained herein, the parties agree as follows:

ARTICLE 1
CONVEYANCE OF FACILITY AND EQUIPMENT

1.1 Party A agrees to convey to Party B, and Party B agrees to accept the Land, Plant and Equipment as described in Appendix A attached hereinto, under the terms and conditions of this Agreement;

1.2 The Land, Plant and Equipment is located in Zhongyang County of Shanxi

Province at Zhige Town of Zhongyang County. The land has a land use right of 50 years (the "Land"). The equipment will be used for test production in November 2005 and is expected to be fully operational at the beginning of 2006 (the "Equipment"). The annual coal washing capacity in such plant is expected to achieve 1.2 million Metric Tons (the "Plant").

ARTICLE 2
PAYMENT OF THE CONVEYANCE PRICE AND PAYMENT METHODS

2.1 The Parties agree that Party B shall pay to Party A in connection with the conveyance of the Land, Plant and Equipment $2,000,000 for the conveyance of land use right (for 50 years), $1,000,000 for the conveyance of the title of the Plant, and $4,200,000 for the conveyance of title of the Equipment within the Plant, in the total amount of $7,200,000 (collectively the "Conveyance Price").

2.2 The above Conveyance Price will be amortized over 10 years bearing interest at a rate of 6% per annum, payable quarterly in installments by Party B starting from December 31, 2005.

ARTICLE 3
 CLOSING

3.1 For the purposes of this Agreement, the term "Closing" means the time at which the transactions contemplated by this Agreement will be consummated. The Closing will occur on a date to be mutually agreed by the Parties (the "Closing Date"), and will take place at such place as shall be mutually agreed by the Parties.

3.2 At the Closing, Party A shall convey the land use right of the Land, the title of the Plant and Equipment listed in Appendix A to Party B.

3.3 At the Closing, Party B shall pledge the land use right, plant and equipment listed in Appendix A to Party A until such time when the Conveyance Price and interest thereon as calculated pursuant to Section 2.2 hereof is fully paid by Party B to Party A.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Party A represents and warrants as follows:

4.1.1 Party A is a limited liability company duly registered and validly existing under the laws of PRC;

4.1.2 Party A has obtained all governmental approvals (if necessary) and has obtained or completed all internal authorizations necessary (including but not limited the Board Consent and Shareholder Consent in Appendix B attached hereinto) for the execution of this Agreement; the signor of this Agreement on its behalf is a duly authorized representative of Party A; and this Agreement, when executed, shall constitute binding obligations of Party A;

4.1.3 Party A validly owns the land use right of the Land, the title to the Plant and Equipment as listed in Appendix A hereto, free and clear of any and all liens, pledges, mortgages, security interests or other encumbrances;

4.1.4 Party A undertakes that it will be responsible for the conveyance registration of land use right and plant in local Bureau of Land and Natural Resources and Real Estate Bureau, and pledge registration in local Bureau of Land and Natural Resources, Real Estate Bureau and local Administrative Department for Industry and Commerce.

4.1.5 Party A is legally and validly bound after the execution of this Agreement.

4.2 Party B represents and warrants as follows:

4.2.1 Party B is a limited liability company duly registered and validly existing under the laws of the PRC ;

4.2.2 Party B's operation of business does not violate any laws and regulations of the PRC ;

4.2.3 Party B has obtained all governmental approvals (if necessary) and has obtained or completed all internal authorizations necessary (including but not limited the Board Consent and Shareholder Consent in Appendix C attached hereinto) for the execution of this Agreement; the signor of this Agreement on its behalf is a duly authorized representative of Party B; and this Agreement, when executed, shall constitute binding obligations of Party B;

4.2.4 Party B undertakes that it will not assign, lease or in other way, directly or indirectly, transfer the land use right of the Land, the Plant or Equipment to the third party without prior written approval of Party A;

4.2.5 Party B is legally and validly bound after the execution of this Agreement.

ARTICLE 5
INDEMNIFICATION

5.1 The Parties hereby irrevocably and unconditionally agrees to indemnify and keep the other Party fully indemnified from and against all direct damages and losses of any nature incurred or suffered by the other Party arising out of or in connection with any breach by the Party of any applicable representations and warranties under this Agreement.

ARTICLE 6
GOVERNING LAW

6.1 This Agreement shall be governed by, and shall be construed in accordance with the laws of the PRC.

ARTICLE 7
DISPUTE RESOLUTION

7.1 The Parties shall strive to settle any dispute, controversy or claim arising from the interpretation or performance of, or in connection with, this Agreement through friendly consultations. If no settlement can be reached through consultations within sixty (60) days of one Party raising such matter with the other Party, then such matter shall be submitted to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in Beijing in accordance with the arbitration rules of CIETAC for the time being in force. The language used in the arbitration shall be Chinese. The arbitral award shall be final and binding upon both Parties.

7.2 Arbitration expenses shall be paid by the losing Party or as fixed by the arbitral tribunal. If a Party needs to enforce an arbitral award by legal action of any kind, the Party against which such legal action is taken shall pay all reasonable costs and expenses and attorneys' fees, including any cost of additional litigation or arbitration incurred by the Party seeking to enforce the award.

7.3 During the period when a dispute is being resolved, the Parties shall in all other respects continue their implementation of this Agreement.

ARTICLE 8
EVENT OF FORCE MAJEURE

8.1 "Force Majeure" shall mean all events, which were unforeseeable at the time this Agreement is signed, the occurrence and consequences of which cannot be avoided or overcome, and which arise after this Agreement is signed and prevent total or partial performance by any Party. Such events shall include earthquakes, typhoons, flood, fire, war, failures of international or domestic transportation, acts of government or public agencies, epidemics, civil disturbances, strikes and any other instances which cannot be foreseen, avoided or overcome.

8.2 If an event of Force Majeure occurs, a Party's obligations under this Agreement affected by such an event shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without assuming the liability of breach of this Agreement.

8.3 The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish within 30 days thereafter sufficient evidence of the occurrence and duration of such Force Majeure.

8.4 In the event of Force Majeure, both Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

ARTICLE 9
MISCELLANEOUS

9.1 Failure or delay on the part of any Party hereto to exercise a right under this Agreement hereto shall not operate as a waiver thereof; nor shall any single or partial exercise of a right preclude any other future exercise thereof.

9.2 This Agreement is made for the benefit of both Parties and their respective lawful successors and assignees and is legally binding on them. Any amendment to this Agreement must be agreed to in a written instrument signed by both Parties.

9.3 The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

9.4 This Agreement is signed in Chinese language at two originals.

9.5 All dollar amounts expressed in this Agreement are in U.S. dollars.

9.6 This Agreement and the Appendices hereto constitute the entire agreement between both Parties with respect to the subject matter of this Agreement and supersede all prior discussions, negotiations and agreements between them with respect to the subject matter of this Agreement.

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(Signature Page)

Party A:

Puda Resources Group Co., Ltd.

Authorized Representative:_______________________ [Company Chop]

Date:_______________________

Party B :

Shanxi Puda Resources Co., Ltd.

Authorized Representative _______________________ [Company Chop]

Date:_______________________

Appendix A
Conveyance List

Land

Plant

Equipment

Appendix B
Board Consent and Shareholder Consent
Of
Puda Resources Group Co., Ltd.

Appendix C
Board Consent and Shareholder Consent
Of
Shanxi Puda Resources Co., Ltd.